UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ADM	NYSE
1.000% Notes due 2025		NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 7, 2020, the Company held its 2020 Annual Meeting of Stockholders. The following proposals were voted on at the meeting with the following results:

Proposal No. 1. All nominees for election to the Board of Directors listed in the proxy statement for the 2020 Annual Meeting of Stockholders were elected as follows:

Nominee	For	Against	Abstain	Broker Non- Votes
M. S. Burke	446,334,144	5,508,764	922,059	44,607,197
T. K. Crews	447,527,759	4,270,565	966,643	44,607,197
P. Dufour	449,132,144	2,630,122	1,002,701	44,607,197
D. E. Felsinger	437,606,599	14,143,876	1,014,492	44,607,197
S. F. Harrison	448,340,021	3,486,352	938,594	44,607,197
J. R. Luciano	432,826,312	18,606,021	1,332,634	44,607,197
P. J. Moore	412,240,913	39,548,996	975,058	44,607,197
F. J. Sanchez	449,686,178	2,083,649	995,140	44,607,197
D. A. Sandler	448,239,429	3,572,033	953,505	44,607,197
L.Z. Schlitz	448,711,692	3,086,899	966,376	44,607,197
K. R. Westbrook	394,611,812	57,232,752	920,403	44,607,197

Proposal No. 2. The appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2020 was ratified at the meeting by the following votes:

For	Against	Abstain
479,751,312	16,827,559	793,293

Proposal No. 3. The compensation of the Company’s named executive officers was approved, on an advisory basis, by the following votes:

For	Against	Abstain	Broker Non- Votes
421,694,182	29,638,201	1,432,584	44,607,197

Proposal No. 4. The ADM 2020 Incentive Compensation Plan was approved by the following votes:

For	Against	Abstain	Broker Non- Votes
434,843,099	16,694,283	1,227,585	44,607,197

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: May 12, 2020	By	/s/ D. Cameron Findlay
D. Cameron Findlay Senior Vice President, General Counsel, and Secretary